As filed with the Securities and Exchange Commission on July 24, 1996
                                          Registration No. __________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ______________
                           NEVADA ENERGY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE
                                                            84-0897771
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)


                              401 E. FOURTH STREET
                              RENO, NEVADA  89512
                                 (702) 786-7979
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         JEFFREY E. ANTISDEL, PRESIDENT
                           NEVADA ENERGY COMPANY, INC.
                              401 E. FOURTH STREET
                              RENO, NEVADA  89512
                                (702) 786-7979
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:

                              WALTER & HAVERFIELD
                           ATTN: VAN P. CARTER, ESQ.
                               50 PUBLIC SQUARE
                                  SUITE 1300
                            CLEVELAND, OHIO 44113
                                (216) 781-1212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
                ______________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                             _______________________
                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------
                                                                Proposed         Proposed
                                                                maximum          maximum
Title of each class       Amount                offering        aggregate        Amount of
of securities to          to be                 price per       offering         registration
be registered             registered            unit(1)         price(1)         fee
- ----------------------------------------------------------------------------------------------
Class A Common Stock,
$.001 par value           9,194,282 Shares      $1.2498601      $11,492,845.00   $3963.05
- ----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. This amount was calculated in accordance with Rule 457(c) based upon the average of the high and low prices for the Class A Common Stock on the NASDAQ Small Cap Market on July 24, 1996.

                             _______________________
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                9,194,282 SHARES

                           NEVADA ENERGY COMPANY, INC.
                              CLASS A COMMON STOCK
                           ($.001 PAR VALUE PER SHARE)

     This Prospectus relates to 9,194,282 shares of the Class A Common Stock, $.001 par value per share (the "Common Stock"), of Nevada Energy Company, Inc. ("NEC" or the "Company") consisting of (a) 5,436,663 shares of Common Stock offered for sale for the account of certain shareholders of the Company (the "Selling Shareholders") as stated below under the caption "Selling Shareholders", and (b) 3,757,619 shares of Common Stock to be issued to the holder(s) of the Company's Series A Preferred Shares upon conversion of such Preferred Shares into Common Stock pursuant to conversion rights granted by the Company on May 6, 1996.

     The Selling Shareholders have advised the Company that sales of the Common Stock may be made by one or more of them from time to time in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect (and in some situations may be obligated to effect) such transactions by selling the Common Stock through broker-dealers, acting as principal or agent, who may themselves dispose of the Common Stock in transactions on the NASDAQ Small Cap Market. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Shareholders or the purchasers of the Common stock for whom the broker-dealers act they may act as agent or to whom they sell as principal, agent or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     None of the proceeds from the sale of the Common Stock will be received by the Company. The Company will pay all expenses with respect to this offering, except for brokerage fees, commissions and transfer taxes for the Selling Shareholders and any fees of separate counsel retained by the Selling Shareholders, which expenses will be borne by the Selling Shareholders.

     The Company's Common Stock is traded on the NASDAQ Small Cap Market under the symbol "NNRGA." As of July 23, 1996, the last reported sales price of the Company's Class A Common Stock on the NASDAQ Small Cap Market was $1.25 per share.

                             _______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR TRANSACTIONS CONTEMPLATED IN ARIZONA, THE FOLLOWING SHALL APPLY:

     "THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE."

FOR TRANSACTIONS CONTEMPLATED IN MINNESOTA, THE FOLLOWING SHALL APPLY:

     "THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE MINNESOTA DEPARTMENT OF COMMERCE NOR HAS THE DIVISION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE."


                             _______________________

     The date of this Prospectus is July 24, 1996.


                              AVAILABLE INFORMATION

     The Company, a Delaware corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for small business issuers, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The Company's Common Stock is listed on NASDAQ Small Cap Market (the "Exchange") under the symbol "NNRGA." Reports, proxy statements, and other information filed by NEC with the Commission and the Exchange may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at the Northwest Atrium Center, 500 West Madison Street, Suite 140, Chicago, Illinois 60661-2511, and Room 1228, 75 Park Place, New York, New York 10007. Copies of such materials can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement"), of which this Prospectus forms a part, covering Common Stock to be sold pursuant to this offering. This Prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the Exhibits relating thereto for further information with respect to NEC and the Common Stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission by NEC under the Exchange Act (File No. 0-14873), are incorporated in this Prospectus by reference:

          (1) The Company's Annual Report on Form 10-KSB for the fiscal year ending February 29, 1996;

          (2) The Company's Quarterly Report on Form 10-QSB for the three months period endeding May 31, 1996;

          (3) The Company's Proxy Statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 for the Company's Annual Meeting of Shareholders scheduled for August 16, 1996;

          (4) The Company's reports on Form 8-K dated March 15, 1996, May 1, 1996 and June 21, 1996.

          (5) All other documents filed by the Company, if any, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offerings made hereby.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offerings made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein is deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified and superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including Notes thereto) appearing in documents incorporated herein by reference, except to the extent set forth in this paragraph.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Nevada Energy Company, Inc., 401 E. Fourth Street, Reno, Nevada 89512 (Tel. No. 702-786-7979).

                                   THE COMPANY

     The Company's principal executive offices are located at 401 E. Fourth Street, Reno, Nevada 89512. Its telephone number is (702) 786-7979.

                               RECENT DEVELOPMENTS

     As discussed in more detail in the Company's Annual Report for the fiscal year ending February 29, 1996, its Quarterly Report on Form 10-QSB for the three months ending November 30, 1995, its Quarterly Report on Form 10-QSB for the three months ending May 31, 1996, its Proxy Statement for the Annual Meeting of Shareholders scheduled for August 16, 1996, and its Forms 8-K dated March 15, 1996, May 1, 1996 and June 21, 1996, there have been numerous recent developments concerning the Company, including but not limited to, a sale of Series A Preferred Shares which has resulted in a change of control in the Company's Board of Directors, the regulation of a new business plan and a new plan of capitalization. See also, "Material Changes" herein.

                                 USE OF PROCEEDS

     All of the shares of the Common Stock being sold pursuant to this Prospectus are being sold by the Selling Shareholders. Accordingly, the Company will not receive any of the proceeds from the sale of the Common Stock being offered pursuant to this Prospectus.

                                MATERIAL CHANGES

     Subsequent to the close of the Company's fiscal year ended February 29, 1996, the following material changes in the Company's affairs have transpired:

          * Attention is specifically drawn to the Management Discussion & Analysis of Financial Conditions and Results of Operation set forth in the Company's Quarterly Report on Form 10-QSB for the three months ending on May 31, 1996, Item 2 and Item 5, and the Management Discussion & Analysis of Financial Conditions and Results of Operation set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ending February 29, 1996, Item 6 and Item 7.


          * In its Report on Form 8-K filed as of June 21, 1996, the Company announced that it had completed its acquisition of Telecom Technologies, Inc. ("TTI") and related assets from Telecom (AE) Limited. As of the date of this Prospectus, the Company has not completed its audit of TTI, which prior to the acquisition was based primarily on unaudited information, tax returns and contracts of TTI which did not have financial statements prepared in accordance with generally accepted accounting standards reviewed or audited by an independent CPA firm. Accordingly, as of the date of the Prospectus, the Company cannot submit pro forma financial statements reflecting the acquisition. The Company is engaged in preparing the documentation required for audit by the Company's auditors during the month of August, 1996 and anticipates that it will prepare and file a Report on Form 8-K on or before September 1, 1996 as required.

          * As discussed in the Company's Report on Form 10-QSB for the three months ending May 31, 1996, there has been a change of control in the Company's Board of Directors. Subsequent to that change of control, the Company has embarked upon a strategy of mergers and acquisitions.
               In the process of implementing this strategy, the Company has become aware of potential conflicts of interest by its various advisors and consultants. The Company's management and Board of Directors have taken action to remedy this situation.


                              SELLING SHAREHOLDERS

     This Prospectus covers an aggregate of 5,436,663 shares of the Common Stock being offered by the Selling Shareholders named in the table below. Set forth below for each Selling Shareholder is the number of shares of the Common Stock presently owned, the number of shares being registered hereby, and the number of shares which will be owned upon completion of the offering if all the shares being registered hereby are sold. Any or all of the registered shares may be offered for sale by the Selling Shareholders pursuant to the Plan of Distribution described below.

                                                                  SHARES OF
                                                                  COMMON
                                                                  STOCK OWNED
                           SHARES OF           SHARES OF          IF ALL
                           COMMON STOCK        COMMON STOCK       REGISTERED
                           OWNED BEFORE        REGISTERED         SHARES
SELLING SHAREHOLDER        THIS OFFERING       HEREBY             ARE SOLD
- -------------------        -------------       ------------       -----------
Richard J. Agar*                   7,659              7,659                0
Stephen E. Antisdel*             141,845             28,065          113,780
Robert J. Ault*                    1,205              1,205                0
Stephen B. Barker*                12,764             12,764                0
Anna Berg*                        12,764             12,764                0
Donald L. Boog*                   10,212             10,212                0
Patrick J. Boog*                   5,237              5,107              130
Lewis P. Bowers*                   3,831              3,831                0
William C. Brey                   18,022             18,022                0
Marvin L. Budd*                    2,554              2,554                0
Andrea Cascarilla*                 3,831              3,831                0
Charles M. Cascarilla*            38,080             27,067           11,013
Sun Ja Cha Antisdel*              31,910             31,910               0
Thomas J. Cloutier*                1,278              1,278               0
David E. Cowan                   206,922            145,297          61,635
David E. Cowan, TTEE,
   Rock Hill Urology
   Clinic PA Profit              191,445            191,445               0
Sun Wha Cuckler*                   8,104              8,104               0
F & J Enterprises*                20,408             12,764           7,644
Peter Fraley and Andy Fraley       2,270              2,270               0
Larry Gathman*                    31,159             31,159               0
Golden Chance Limited          1,394,762          1,394,762
Guarantee & Trust/TTEE FBO
   Jeffrey E. Modesitt, Jr.       21,783             21,783               0
Darrell K. Gorham*               190,789            102,058          88,731
H. Lawrence Herth                371,474            371,474               0
David F. Hume*                   132,853            132,853               0
Edna Kassouff*, c/o
   Guaranteed  Builders            6,808              6,808               0
Mark D. Kassouff*,
   c/o Guaranteed Builders        25,952             25,952               0
Stephen B. Kutas, Jr.*            28,030             27,706             324
Stephen B. Kutas, Sr.*            30,035             30,035               0
Stephen B. Kutas, Sr.*
   IRA fbo-DLJSC
   as custodian                   19,289             19,289               0
Kenneth L. Lucas*                  6,383              6,383               0
C. Malcolm Mackenzie*             12,764             12,764               0
Erdmen T. Mackenzie*              60,063             60,063               0
Cynthia L. Manning*                5,107              5,107               0
Sonja J. Moody*                    9,348              9,348               0
David S. North*                   12,091             10,813           1,278
Michael A. Perry*                 16,207             16,207               0

Radiology Assoc. of
  of Durango*                     12,764             12,764               0
Richard and Karen
  Schanberger*                    12,764             12,764               0
Smith, Katzenstein &
  Furlow*                         25,525             25,525               0
Gil Sparks and Kay
  Sparks, JTWROS*                 12,803             12,803               0
Jeffrey Walter Sparks
  Trustee of the J. W. Sparks
  Revocable Living Trust          14,184             14,184               0
Charles B. Stebbins*              31,910             31,910               0
Fredrick L. Stackable*            12,764             12,764               0
Universal Solutions, Inc.        367,500            367,500               0
Telecom (AE) Limited           2,000,000          2,000,000               0
Albert S. Voegtlin                63,816             63,816               0
Richard West*                      8,104              8,104               0
George T. Whittle*                63,816             63,816               0
                               ---------          ---------         -------
               TOTALS          5,721,189          5,436,663         284,535
                               ---------          ---------         -------
                               ---------          ---------         -------


     * The indicated Selling Shareholders are subject to certain volume restrictions on their ability to resell their shares of the Common Stock by agreement with the Company. See Plan of Distribution below for more details on those volume limitations. Those of the selling shareholders whose names are not so indicated are under no volume restrictions on their ability to resell their shares of the Common Stock.

     Certain of the Selling Shareholders have, or have had within the past three (3) years, positions, offices, or other material relationships with the Company or its affiliates. Mr. Stephen E. Antisdel was a Director of the Company from November 20, 1990 to October 31, 1992 and he is the brother of Mr. Jeffrey E. Antisdel, who is the President of the Company and was a
Director until his resignation, and Jeffrey Antisdel.   Sun Ja Cha Antisdel,
is the wife of Jeffrey Antisdel, the Company's President. Mr. Charles M. Cascarilla is the brother of Mr. Richard A. Cascarilla, who is the Company's General Counsel and Secretary and was a Director of the Company until his resignation on May 1, 1996. Jeffrey E. Modesitt, Jr., the son of Mr. Jeffrey
E. Modesitt, Sr., was a Director of the Company until his resignation on May 3, 1996. Mrs. Edna Kassouff is the mother of Mr. Michael R. Kassouff, who was a Director of the Company until his resignation on May 3, 1996. Mr. Mark
D. Kassouff is the brother of Mr. Michael R. Kassouff.

     As noted above, certain of the Selling Shareholders (those whose names are marked with an asterisk (*) are subject to certain volume restrictions on their ability to resell their shares of the Common Stock. Generally, those Selling Shareholders are limited to selling a maximum of one thousand (1,000) shares of the Common Stock, per week, on a cumulative basis. Those volume restrictions expire approximately two (2) years after the respective dates of purchase by each of the selling shareholders who are subject to those volume restrictions. In addition, those volume restrictions may be waived at any time by the Company if it so chooses.

                   COMMON SHARES TO BE ISSUED UPON CONVERSION

     This Prospectus also covers 3,757,619 Common Shares to be issued to the holder(s) of Series A Preferred Shares upon conversion of such Preferred Shares pursuant to rights issued by the Company on May 6, 1996, as follows:

                                                                 SHARES OF
                           SHARES OF          COMMON STOCK       COMMON STOCK
                           SERIES A OWNED     COMMON STOCK       TO BE OWNED IF
                           SERIES A OWNED     TO BE ISSUED       ALL REGISTERED
                           AT THE OFFERING    UPON CONVERSION    SHARES ARE SOLD
                           ---------------    ---------------    ---------------
Golden Chance, Limited           3,757,619          3,757,619           0


                              PLAN OF DISTRIBUTION

     The Selling Shareholders have advised the Company that sales of the Common Stock may be made by one or more of them from time to time in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect (or may be required to effect) such transactions by selling the Common Stock or through broker-dealers, acting as principal or agent, who may themselves dispose of the Common Stock in transactions on the NASDAQ Small Cap Market. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Shareholders or the purchasers of the Common stock for whom the broker-dealers act they may act as agent or to whom they sell as principal or agent or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Any broker-dealer who participates with one or more of the Selling Shareholders in the distribution of the Common Stock offered hereby may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and/or discounts received by such broker-dealer and any profit on the resale of the Common Stock by such broker-dealer might be deemed to be underwriting commissions and discounts under the Securities Act.

                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules of the Company incorporated by reference from the Company's Annual Report for fiscal year ending February 28, 1996 on Form 10-KSB filed with the Commission have been audited by Kafoury, Armstrong & Co., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon by Mr. Richard A. Cascarilla, Corporate Secretary and General Counsel of NEC.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR AS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING SHAREHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF ANY ORDER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities Exchange Commission
     Registration Fee . . . . . . . . . . . . . . . . . . $ 3,963.05

     Accounting Fees and Expenses . . . . . . . . . . . .   2,000.00

     Legal Fees and Expenses. . . . . . . . . . . . . . .  10,000.00

     Blue Sky Fees and Expenses . . . . . . . . . . . . .   8,000.00

     NASDAQ Additional Listing Fees . . . . . . . . . . .   7,500.00

               Total. . . . . . . . . . . . . . . . . . . $31,463.05

     All amounts, except the Commission Registration Fee, are estimated. Selling commissions and fees and any expenses of counsel to the Selling Shareholders shall be borne by the Selling Shareholders. All other expenses shall be borne by the Company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the Delaware GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Paragraph 12. of the Certificate of Incorporation of NEC, as amended, and NEC's By-Laws eliminate the personal liability for monetary damages of directors under certain circumstances.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER
- -------
  3(i) Articles of Incorporation of Munson Geothermal, Inc. (the Company's former name) incorporated herein by reference to the Exhibits to NEC's Registration Statement on Form S-18 (File No. 23-84206-D).

  3(i) Certificate of Amendment to Certificate of Incorporation of Munson Geothermal, Inc. (the Company's former name) to change name to Nevada Energy, Inc., dated December 3, 1990, incorporated herein by reference to the Exhibits to the Company's Form 10-K for the fiscal year ended February 29, 1992.

  3(i) Certificate of Amendment to Certificate of Incorporation of the Company to effect one for four reverse stock split, dated June 25, 1992, incorporated herein by reference to the Exhibits to the Company's Form 10-K for the fiscal year ended February 28, 1993.

  3(i) By-Laws of the Company incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-18 (File No. 23-84206-
          D).

  4       Registrant's Form 10-QSB for the three month period ending November
          30, 1995.

  4       Registrant's Form 10-KSB for the fiscal year ending February 29, 1996.

  4 Registrant's Form 10-QSB for the three month period ending May 31, 1996.

  4       Registrant's Forms 8-K dated March 15, 1996, May 1, 1996 and June 21,
          1996.

  4 Registrant's Proxy Statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 for the Annual Meeting of Shareholders to be held on August 16, 1996.

  4 All other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended February 28, 1995.

  5 Opinion of Richard A. Cascarilla, Esq., Corporate Secretary and General Counsel of NEC.

 23 Consent of Richard A. Cascarilla, Esq., Corporate Secretary and General Counsel of NEC (included in Exhibit 5).

 23(i) Consent of Kafoury, Armstrong & Company, independent public accountants for NEC.

 24       Power of Attorney (See Signature Page to this Registration Statement)

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which individually or together represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information on the plan of distribution; provided, however, that paragraphs
     (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     (c) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, NEC Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Reno, and State of Nevada on the 24th day of July, 1996.

                                   NEVADA ENERGY COMPANY, INC.
                                          (Registrant)


                                   By: /s/ Jeffrey E. Antisdel
                                      ---------------------------------
                                          Jeffrey E. Antisdel,
                                          President





                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENCE that each person whose signature appears below constitutes and appoints Jeffrey E. Antisdel and Kenton H. Bowers, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:   July 24, 1996              By:  /s/ Jeffrey E. Antisdel
     ----------------------           -------------------------------
                                          Jeffrey E. Antisdel,
                                          President and Chief
                                          Executive Officer



Date:   July 24, 1996              By:  /s/ Kenton H. Bowers
     ----------------------           -------------------------------
                                          Kenton H. Bowers,
                                          Controller


Date:   July 24, 1996              By:   /s/ Charles Cain
     ----------------------           -------------------------------
                                          Charles Cain
                                          Director


Date:   July 24, 1996              By:   /s/ Peter Cannell
     ----------------------           -------------------------------
                                          Peter Cannell
                                          Director


Date:   July 24, 1996              By:   /s/ John C. Gould
     ----------------------           -------------------------------
                                          John C. Gould
                                          Director